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                                                                   EXHIBIT 10.20



                                 LIFE INSURANCE
                      ENDORSEMENT METHOD SPLIT DOLLAR PLAN
                                    AGREEMENT


Insurer/Policy Number:             [Insurance Company/Policy Number]

Bank:                              Bank of Stockdale, F.S.B

Insured:                           [Insert Insured Name]

Relationship of Insured to Bank:   [Insert Employee or Director]

Date:                              ____________, 19__

The respective rights and duties of the Bank and the Insured in the above policy ("the Policy") shall be as follows:

I.          DEFINITIONS

            Refer to the Policy provisions for the definition of all terms of this Agreement.

II.         POLICY TITLE AND OWNERSHIP

            Title and ownership shall reside in the Bank for its use and for the use of the Insured all in accordance with this Agreement. The Bank alone may, to the extent of its interest, exercise the right to borrow or withdraw the Policy cash values. Where the Bank and the Insured (or beneficiary[ies] or assignee[s], with the consent of the Insured) mutually agree to exercise the right to increase the coverage under the subject split dollar Policy, then in such event, the rights, duties and benefits of the parties to such increased coverage shall continue to be subject to the terms of this Agreement.

III.        BENEFICIARY DESIGNATION RIGHTS

            The Insured (or beneficiary[ies] or assignee[s]) shall have the right and power to designate a beneficiary or beneficiaries to receive his or her share of the proceeds payable upon the death of the Insured, and to elect and change a payment option for such beneficiary, subject to any right or interest the Bank may have in such proceeds, as provided in this Agreement.

IV.         PREMIUM PAYMENT METHOD

            The Bank shall pay an amount equal to the planned premiums and any other premium payments that might become necessary to maintain the Policy in force.
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V.          TAXABLE BENEFIT

            Annually the Insured will receive a taxable benefit equal to the assumed cost of insurance as required by the Internal Revenue Service. The Bank (or its administrator) will report to the Insured the amount of imputed income received each year on Form W-2 or its equivalent.

VI.         DIVISION OF DEATH PROCEEDS

            Subject to Paragraph VII herein, the division of the death proceeds of the Policy is as follows:


            A. The Insured's beneficiary(ies) designated in accordance with Paragraph III, shall be entitled to an amount equal to the one hundred percent (100%) of the net at risk insurance portion of the proceeds. The net at risk insurance portion is the total proceeds less the cash value of the Policy.

            B. The Bank shall be entitled to the remainder of such proceeds.


            C. The Bank and the Insured (or beneficiary[ies] or assignee[s]) shall share in any interest due on the death proceeds on a pro rata basis in the ratio that the proceeds due the Bank and the Insured, respectively, bears to the total proceeds, excluding any such interest.


            D. In the event that either the Policies are terminated or the proceeds of the Policies are insufficient to provide the benefit specified herein, other than as a result of
                        (i) a termination of this Agreement pursuant to paragraph X or (ii) any intentional act of the Insured which results in the termination of the Policy, then the Bank shall pay to the Insured's beneficiary(ies) an amount which, when combined with the proceeds of the Policy actually received, will provide a total death benefit equal $69,000, after tax.

VII.        DIVISION OF CASH SURRENDER VALUE

            The Bank shall at all times be entitled to an amount equal to the Policy's cash value, as that term is defined in the Policy, less any Policy loans and unpaid interest or cash withdrawals previously incurred by the Bank and any applicable Policy surrender charges. Such cash value shall be determined as of the date of surrender of the Policy or death of the Insured as the case my be.



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VIII.       PREMIUM WAIVER

            If the Policy contains a premium waiver provision, any such waived amounts shall be considered for all purposes of this Agreement as having been paid by the Bank.

IX.         RIGHTS OF PARTIES WHERE POLICY ENDOWMENT OR ANNUITY ELECTION EXISTS

            In the event the Policy involves an endowment or annuity element, the Bank's right and interest in any endowment proceeds or annuity benefits shall be determined under the provisions of this Agreement by regarding such endowment proceeds or the commuted value of such annuity benefits as the Policy's cash value. Such endowment proceeds or annuity benefits shall be treated like death proceeds for the purposes of division under this Agreement.

X.          TERMINATION OF AGREEMENT

            This Agreement shall terminate at the option of the Bank following thirty (30) days written notice to the Insured upon the happening of any one of the following:


            1. The Insured's right to receive benefits pursuant to the terms and conditions of that certain Director Supplemental Compensation Benefits Agreement effective as of _________, 19__, shall terminate for any reason other than the Insured's death; or



            2. The Insured shall be discharged from service with the Bank by removal for cause. The term "removal for cause" shall have the meaning given that term in the Insured's Director Supplemental Compensation Agreement effective as of _____________, 19__.

            Upon such termination, the Insured (or beneficiary[ies] or assignee[s]) shall have a ninety (90) day option to receive from the Bank an absolute assignment of the Policy in consideration of a cash payment to the Bank, whereupon this Agreement shall terminate.
            Such cash payment shall be the greater of:

            1. The Bank's share of the cash value of the Policy on the date of such assignment, as defined in this Agreement.

            2. The amount of the premiums which have been paid by the Bank prior to the date of such assignment.

            Should the Insured (or beneficiary[ies] or assignee[s]) fail to exercise this option within the prescribed ninety (90) day period, the Insured (or beneficiary[ies] or assignee[s]) agrees that all of his or her rights, interest and claims in the Policy shall terminate as of the date of the termination of this Agreement.



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            Except as provided above, this Agreement shall terminate upon distribution of the death benefit proceeds in accordance with Paragraph VI above.

XI.         INSURED'S OR ASSIGNEE'S ASSIGNMENT RIGHTS

            The Insured may not, without the prior written consent of the Bank, assign to any individual, trust or other organization, any right, title or interest in the Policy nor any rights, options, privileges or duties created under this Agreement.

XII.        AGREEMENT BINDING UPON THE PARTIES

            This Agreement shall be binding upon the Insured and the Bank, and their respective heirs, successors, personal representatives and assigns, as applicable.

XIII.       NAMED FIDUCIARY AND PLAN ADMINISTRATOR

            The Bank is hereby designated the "Named Fiduciary" until resignation or removal by its Board of Directors. As Named Fiduciary, the Bank shall be responsible for the management, control, and administration of this Agreement as established herein. The Named Fiduciary may allocate to others certain aspects of the management and operations responsibilities of this Agreement, including the employment of advisors and the delegation of any ministerial duties to qualified individuals.

XIV.        FUNDING POLICY

            The funding Policy for this Agreement shall be to maintain the Policy in force by paying, when due, all premiums required.

XV.         CLAIM PROCEDURES

            Claim forms or claim information as to the subject Policy can be obtained by contacting The Benefit Marketing Group, Inc. (770-952-1529). When the Named Fiduciary has a claim which may be covered under the provisions described in the Policy, it should contact the office named above, and they will either complete a claim form and forward it to an authorized representative of the Insurer or advise the Named Fiduciary what further requirements are necessary. The Insurer will evaluate and make a decision as to payment. If the claim is payable, a benefit check will be issued to the Named Fiduciary.

            In the event that a claim is not eligible under the Policy, the Insurer will notify the Named Fiduciary of the denial pursuant to the requirements under the terms of the Policy. If the Named Fiduciary is dissatisfied with the denial of the claim and wishes to contest such claim denial, he or she should contact the office named above and they will assist in making inquiry to the Insurer. All objections to the Insurer's actions should be in writing and submitted to the office named above for transmittal to the Insurer.



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XVI.        GENDER

            Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

XVII.       INSURANCE COMPANY NOT A PARTY TO THIS AGREEMENT

            The Insurer shall not be deemed a party to this Agreement, but will respect the rights of the parties as set forth herein upon receiving an executed copy of this Agreement. Payment or other performance in accordance with the Policy provisions shall fully discharge the Insurer from any and all liability.


            IN WITNESS WHEREOF, the Insured and a duly authorized Bank officer have signed this Agreement as of the above written date.


BANK OF STOCKDALE, F.S.B.              INSURED



-------------------------------        -------------------------------
Ed. L. Hickman                         (Insured)
President and Chief
Executive Officer



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                          BENEFICIARY DESIGNATION FORM



 PRIMARY DESIGNATION:

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             NAME                                              RELATIONSHIP
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 CONTINGENT DESIGNATION:

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 ______________________________                    ____________, 1999
 (Insured)
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